Exhibit 99.1

CHARLES & COLVARD REPORTS
THIRD QUARTER 2017 FINANCIAL RESULTS

- Net Sales Growth of 19% Driven by Traditional and Online Channels Segments-

- Best Bottom-Line Performance in Nine Consecutive Quarters -
- Conference Call to Be Held Today at 4:30 PM EDT -

RESEARCH TRIANGLE PARK, NC – November 2, 2017 – Charles & Colvard, Ltd. (NASDAQ: CTHR) (the “Company”), the original and leading worldwide source of created moissanite, reported financial results for the third quarter ended September 30, 2017, demonstrating the execution of key strategies for 2017.

Suzanne Miglucci, President and CEO of the Company, said, “As we continue to execute on our 2017 strategic plan, we are producing positive results in alignment with our expectations. We generated top-line traction with 19% net sales growth in both our Traditional and Online Channels segments. Within the Traditional segment, we grew sales through a recent expansion into most Helzberg Diamonds retail stores. We have also seen success in our Online Channels segment, through continued expansion of the breadth and selection of jewelry on our Charles & Colvard website and through the many marketplaces on which our products are now available. In the third quarter of 2017, we expanded our product selection based on consumer demand with large Exotic Gems, three new shapes, and an assortment of Forever One™ Men’s rings. Also, as we announced recently, we have begun expanding and leveraging our marketplace relationships to prudently tap into the international market.”

“Our financial performance in the quarter reflects the progress we have been making. We ramped up revenue growth and kept a tight control on expenses. These efforts led to a strong gross margin of 44% and a net loss of only $175,000, or $0.01 per share, in the third quarter of 2017, compared to a gross margin of 38% and a net loss of $1.2 million, or $0.06 per share, in the year-ago quarter. This achievement represents a meaningful trend toward profitability with the best bottom-line performance in nine consecutive quarters. With our recent and ongoing investments in sales and marketing and finished jewelry inventory, we believe we are well positioned heading into the seasonally strong retail season,” Ms. Miglucci concluded.

Recent Corporate Highlights

•	Bolstered the Company’s senior sales management team with the promotion of Tom Bergan to Senior Vice President of Sales and the addition of two industry veterans in executive positions as Vice Presidents of Traditional and Online Channels segments;
•	Partnered with VoyageOne, a leading provider of cross-border e-commerce solutions, to bring the Company’s brand and highly coveted Forever One™ moissanite directly to the Chinese consumer;
•	Expanded the availability of Forever One™ gemstones and jewelry with a recent expansion into most Helzberg Diamonds retail stores in preparation for the 2017 holiday season;
•	Expanded Forever One™ moissanite assortment with Exotic Gems (a selection of grand loose gemstones that range from six carats to 15.5 carats) and gemstones in three new shapes including heart, marquise, and trillion;
•	Introduced Gemological Science International (GSI) certifications that will accompany each Exotic Gem to verify color, size, and authenticity;
•	Presented the keynote session at the 2017 Retail Global E-Commerce Conference and Exhibition to share e-commerce expertise and retail business strategies with other global retailers; and
•	Continued investor-facing efforts including presentation to investors at the 2017 MicroCap Conference in New York City.

Financial Summary for the Third Quarter 2017

Continuing operations for the quarter and prior periods do not include the results of Charles & Colvard Direct, LLC (dba Lulu Avenue®), which are now being reported as a discontinued operation following the sale of certain assets on March 4, 2016 to Yanbal USA, Inc.

•	Net sales from continuing operations were $6.2 million for the quarter, an increase of 19% compared with $5.2 million in the year-ago third quarter.
•	Loose jewel net sales from continuing operations were $4.1 million for the quarter, an increase of 14% compared with $3.6 million in the year-ago third quarter.
•	Finished jewelry net sales from continuing operations were $2.1 million for the quarter, an increase of 31% compared with $1.6 million in the year-ago third quarter.
•	In the Company’s Traditional segment, which consists of wholesale, retail and television customers, net sales increased 19% to $4.1 million, or 67% of net sales for the quarter, compared with $3.5 million, or 67% of net sales in the year-ago third quarter.
•	In the Company’s Online Channels segment, which consists of e-commerce customers including charlesandcolvard.com, marketplaces, drop-ship and other pure-play, exclusively e-commerce customers, net sales increased 19% to $2.1 million, or 33% of net sales for the quarter, compared with $1.7 million, or 33% of net sales in the year-ago third quarter.
•	Operating expenses from continuing operations were $2.9 million for the third quarter of 2017, compared with $3.1 million in the year-ago third quarter.
•	Net loss from continuing operations for the third quarter of 2017 was $175,000, or $0.01 per share, compared with a net loss from continuing operations of $1.1 million, or $0.06 per share, in the year-ago third quarter.
•	Net loss for the third quarter of 2017 was $175,000, or $0.01 per share, compared with a net loss of $1.2 million, or $0.06 per share, in the year-ago third quarter.

Financial Summary for the First Nine Months of 2017:

•	Net sales from continuing operations were $18.5 million for the nine months ended September 30, 2017, a decrease of 20% compared with $23.1 million in the year-ago period, which included a sale, in a single transaction, for $6.8 million of legacy loose gemstone inventory.
•	Loose jewel net sales from continuing operations were $12.8 million for the nine months ended September 30, 2017, a decrease of 30% compared with $18.2 million in the year-ago period.
•	Finished jewelry net sales from continuing operations were $5.7 million for the nine months ended September 30, 2017, an increase of 16% compared with $4.9 million in the year-ago period.
•	In the Company’s Traditional segment, which consists of wholesale, retail and television customers, net sales decreased 31% to $12.0 million, or 65% of net sales for the nine months ended September 30, 2017, compared with $17.3 million, or 75% of net sales in the year-ago period.
•	In the Company’s Online Channels segment, which consists of e-commerce customers including charlesandcolvard.com, marketplaces, drop-ship and other pure-play, exclusively e-commerce customers, net sales increased 11% to $6.5 million, or 35% of net sales for the nine months ended September 30, 2017, compared with $5.8 million, or 25% of net sales in the year-ago period.
•	Operating expenses from continuing operations were $9.1 million for the first nine months of 2017, compared with $9.7 million for the year-ago period.
•	Net loss from continuing operations for the nine months ended September 30, 2017 was $1.1 million, or $0.05 per share, compared with a net loss from continuing operations of $2.9 million, or $0.14 per share, in the year-ago period.
•	Net loss for the nine months ended September 30, 2017 was $1.1 million, or $0.05 per share, compared with a net loss of $3.5 million, or $0.17 per share, in the year-ago period.

Financial Position

Cash and cash equivalents totaled $5.1 million at September 30, 2017, a decrease of $2.3 million from $7.4 million at December 31, 2016. The Company had no debt outstanding as of September 30, 2017. Total inventory was $30.9 million at September 30, 2017 compared with $28.1 million at December 31, 2016.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. EDT on Thursday, November 2, 2017. A replay of this conference call will be available until November 9, 2017 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10101210. The call will also be available live and for replay in the Investor Relations section of the Company’s website at http://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the original creator and leading source of Forever One™, Forever Brilliant® and Forever Classic™ moissanite gemstones for fine jewelry. Moissanite is unique, available in three color grades (colorless, near-colorless and faint color) and produced from silicon carbide (SiC) crystals. Charles & Colvard Created Moissanite® is sold with a Limited Lifetime Warranty to wholesale distributors, manufacturers, retailers, TV shopping networks and designers as loose stones or set in a wide variety of quality metal setting options. Charles & Colvard, Ltd. also sells direct to consumers through its wholly owned operating subsidiary, charlesandcolvard.com, LLC, and through third-party marketplaces. Effective November 3, 2017, Charles & Colvard, Ltd.’s common stock will transfer from listing on the Nasdaq Global Select Market to the Nasdaq Capital Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on our exclusive supply agreement with Cree, Inc. for the sole supply of the raw material; intense competition in the worldwide jewelry industry; our ability to maintain compliance with the continued listing requirements of The Nasdaq Stock Market LLC; our current customers’ potential perception of us as a competitor in the finished jewelry business; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; the impact of natural disasters on our operations; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; the impact of significant changes in e-commerce opportunities, technology, or models; the impact on our brand and reputation of negative or inaccurate information on social media; the failure to evaluate and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Investor Relations:

Taglich Brothers, Inc.

Christopher Schreiber

212-661-6886

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$5,127,906	$7,427,273
Accounts receivable, net	2,612,188	2,794,626
Inventory, net	11,115,715	9,770,206
Prepaid expenses and other assets	736,493	682,083
Total current assets	19,592,302	20,674,188
Long-term assets:
Inventory, net	19,782,460	18,360,211
Property and equipment, net	1,319,962	1,391,116
Intangible assets, net	9,026	8,808
Other assets	66,330	71,453
Total long-term assets	21,177,778	19,831,588
TOTAL ASSETS	$40,770,080	$40,505,776

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,884,461	$3,977,149
Accrued cooperative advertising	86,173	50,000
Accrued expenses and other liabilities	787,449	581,107
Total current liabilities	5,758,083	4,608,256
Long-term liabilities:
Accrued expenses and other liabilities	498,068	594,916
Accrued income taxes	457,085	433,983
Total long-term liabilities	955,153	1,028,899
Total liabilities	6,713,236	5,637,155
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 21,594,685 and 21,369,885 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	54,243,816	54,243,816
Additional paid-in capital	14,608,145	14,282,956
Accumulated deficit	(34,795,117)	(33,658,151)
Total shareholders’ equity	34,056,844	34,868,621
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$40,770,080	$40,505,776

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$6,208,808	$5,212,973	$18,495,982	$23,133,248
Costs and expenses:
Cost of goods sold	3,483,603	3,221,007	10,544,303	16,278,989
Sales and marketing	1,757,007	1,891,162	5,449,195	5,222,757
General and administrative	1,137,736	1,244,400	3,612,618	4,380,218
Research and development	489	-	3,633	2,848
Loss on abandonment of property and equipment	-	473	-	116,021
Total costs and expenses	6,378,835	6,357,042	19,609,749	26,000,833
Loss from operations	(170,027)	(1,144,069)	(1,113,767)	(2,867,585)
Other expense:
Interest expense	(5)	(36)	(97)	(1,548)
Total other expense	(5)	(36)	(97)	(1,548)
Loss before income taxes from continuing operations	(170,032)	(1,144,105)	(1,113,864)	(2,869,133)
Income tax net expense from continuing operations	(4,507)	(3,325)	(23,102)	(10,068)
Net loss from continuing operations	(174,539)	(1,147,430)	(1,136,966)	(2,879,201)

Discontinued operations:
Loss from discontinued operations	-	(6,949)	-	(586,027)
(Loss) gain on sale of assets from discontinued operations	-	(3,065)	-	12,398

Net loss from discontinued operations	-	(10,014)	-	(573,629)
Net loss	$(174,539)	$(1,157,444)	$(1,136,966)	$(3,452,830)

Net loss per common share:
Basic – continuing operations	$(0.01)	$(0.06)	$(0.05)	$(0.14)
Basic – discontinued operations	-	(0.00)	-	(0.03)
Basic – total	$(0.01)	$(0.06)	$(0.05)	$(0.17)

Diluted – continuing operations	$(0.01)	$(0.06)	$(0.05)	$(0.14)
Diluted – discontinued operations	-	(0.00)	-	(0.03)
Diluted – total	$(0.01)	$(0.06)	$(0.05)	$(0.17)

Weighted average number of shares used in computing net loss per common share:
Basic	21,218,468	20,997,686	21,184,211	20,898,484
Diluted	21,218,468	20,997,686	21,184,211	20,898,484

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,136,966)	$(3,452,830)
Net loss from discontinued operations	-	(573,629)
Net loss from continuing operations	(1,136,966)	(2,879,201)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	318,722	445,576
Stock-based compensation	325,189	829,381
Provision for uncollectible accounts	96,000	(60,300)
Provision for sales returns	(19,000)	(430,000)
Provision for inventory reserves	44,000	54,000
Loss on abandonment of property and equipment	-	116,021
Changes in operating assets and liabilities:
Accounts receivable	105,438	2,396,925
Inventory	(2,811,758)	5,092,381
Prepaid expenses and other assets, net	(49,287)	(87,071)
Accounts payable	907,312	281,477
Accrued cooperative advertising	36,173	(49,000)
Accrued income taxes	23,102	10,068
Accrued expenses and other liabilities	109,494	(151,071)
Net cash (used in) provided by operating activities of continuing operations	(2,051,581)	5,569,186
Net cash used in operating activities of discontinued operations	-	(1,123,381)
Net cash (used in) provided by operating activities	(2,051,581)	4,445,805

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(246,284)	(410,306)
Intangible assets	(1,502)	(2,446)
Net cash used in investing activities of continuing operations	(247,786)	(412,752)
Net cash provided by investing activities of discontinued operations	-	368,671
Net cash used in investing activities	(247,786)	(44,081)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	-	2,300
Net cash provided by financing activities of continuing operations	-	2,300

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,299,367)	4,404,024
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,427,273	5,274,305
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,127,906	$9,678,329

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$97	$1,548